UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2015

QUINT MEDIA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

330 Clematis Street, Suite 217, West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)

(561) 514-0936

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 10, 2015, Quint Media, Inc. (“we,” “us,” “our,” or “Company”) entered into a debt settlement agreement (the “Debt Settlement Agreement”) with Leone Group, LLC (“Leone”), American Capital Ventures, Inc. (“ACV”), Georgia Georgopoulos, Catherine Cozias and Trels Investments, Ltd. (“Trels” and collectively with Leone, ACV, Ms. Georgopoulos and Ms. Cozias, the “Holders”). Pursuant to the Debt Settlement Agreement, the Company and the Holders agreed to settle all of the outstanding debt owed under certain promissory notes and accounts payable, to Leone, ACV, Ms. Georgopoulos, Ms. Cozias and Trels, and the Holders agreed to convert their respective portions of the debt into shares of restricted common stock of the Company. The Company agreed to issue an aggregate of 346,319,970 shares of common stock in settlement of approximately $1,039,359.89 of debt owed by the Company, as follows:

a.	142,193,090 shares to Leone, in settlement of $234,375 in principal and $44,327.05 of accrued and unpaid interest pursuant to certain promissory notes, and $147,877.215 of accounts payable by the Company;

b.	142,193,090 shares to ACV in settlement of $234,375 in principal and $44,327.05 of accrued and unpaid interest pursuant to a promissory note, and $147,877.215 of accounts payable by the Company;

c.	21,225,001 shares to Ms. Georgopoulos, in settlement of $53,547.61 in principal and $10,327.39 of accrued and unpaid interest pursuant to a promissory note;

d.	21,225,001 shares to Ms. Cozias, in settlement of $53,547.61 in principal and $10,327.39 of accrued and unpaid interest pursuant to a promissory note; and

e.	19,483,788 shares to Trels, in settlement of $49,154.78 in principal and $9,296.58 of accrued and unpaid interest pursuant to a promissory note.

Pursuant to the terms of the Debt Settlement Agreement, at any time before the Company’s entrance into a definitive agreement for the effectuation of a merger or acquisition that results in a change of control of the Company, the Holders shall have a first right of refusal, subject to the terms of the Debt Settlement Agreement, to participate in any future financing sought by the Company, on a pro rata basis, with the maximum funding amount of each future financing for each respective party being in proportion to that respective party’s total ownership percentage of the Company at that time, which shall only be triggered after a total of $50,000 in the aggregate in funding is obtained by the Company subsequent to the effective date of the Debt Settlement Agreement.

If the Company, at any time before the Company’s entrance into a definitive agreement for the effectuation of a merger or acquisition that results in a change of control of the Company, issues common stock at a price per share below $0.003 (the “Settlement Price”), or issues a security convertible at a conversion price per share below the Settlement Price, taking into account any applicable adjustments for a consolidation, recapitalization or reorganization of the Company (the “Lower Issuance Price”), the Holders shall have the right to receive additional shares of the Company’s common stock, without additional payment, such that the effective Settlement Price pursuant to the Debt Settlement Agreement would be equal to the Lower Issuance Price.

The foregoing description of the Debt Settlement Agreement is a summary only and is qualified in its entirety by reference to the full text of such document, filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item. As of the date of this report, we had a total of approximately 409,292,970 shares of common stock issued and outstanding. We claim an exemption from the registration requirements of the Securities Act, for the private placement of the above referenced securities, pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transactions did not involve a public offering, the recipients acquired the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Prior independent registered public accounting firm

On March 12, 2015, the Company’s Board of Directors approved the dismissal of MaloneBailey, LLP (“MaloneBailey”) as our independent registered public accounting firm. MaloneBailey was engaged as our independent registered public accounting firm to audit our financial statements for the fiscal year ended February 28, 2014. The Company informed MaloneBailey of its dismissal on March 12, 2015. The decision to dismiss MaloneBailey was effective as of the date of notification of dismissal.

The report of MaloneBailey on our financial statements for the fiscal year ended February 28, 2014 did not contain an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principles, except that both such reports raised substantial doubts on our ability to continue as a going concern as a result of our continued losses from operations since inception, and our stockholders’ and working capital deficiencies.

During the fiscal year ended February 28, 2014, and through the date of dismissal, (a) we had no disagreements with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of MaloneBailey, would have caused it to make reference to the subject matter of the disagreement in connection with its reports and (b) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that, in connection with MaloneBailey’s audit of our financial statements for the fiscal year ended February 28, 2014, MaloneBailey advised us that there was a material weakness in our internal control over financial reporting relating to (1) the lack of multiple levels of management review on complex accounting and financial reporting issues, and (2) a lack of adequate segregation of duties and necessary corporate accounting resources in our financial reporting process and accounting function as a result of our limited financial resources to support hiring of personnel and implementation of accounting systems.

We provided MaloneBailey with a copy of this disclosure prior to its filing with the Securities and Exchange Commission, and requested that MaloneBailey furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by MaloneBailey is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) New independent registered public accounting firm

On March 12, 2015, our Board of Directors approved the engagement of Salberg & Company, P.A. (“Salberg”) as our independent registered public accounting firm, and Salberg was engaged on March 12, 2015. During our two most recent fiscal years and through March 11, 2015, neither the Company nor anyone on its behalf consulted Salberg regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided to us that Salberg concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v).

Item 5.01 Changes in Control of Registrant.

The information called for by this Item 5.01 is contained in Item 1.01 hereof and incorporated herein by reference. As a result of the issuance of shares pursuant to the Debt Settlement Agreement, the Holders acquired voting control of the Company. Following the share issuances pursuant to the Debt Settlement Agreement, Leone and ACV each hold approximately 37% of the Company’s common stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2014, Joseph Arcuri submitted his resignation as a member of our Board of Directors. There were no disagreements between us and Mr. Arcuri as to our operations, policies (including accounting or financial policies), or practices.

On March 10, 2015, Joseph Carusone submitted his resignation as Vice President, Investor Relations, and a member of our Board of Directors. There were no disagreements between us and Mr. Carusone as to our operations, policies (including accounting or financial policies), or practices.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Debt Settlement Agreement dated March 10, 2015 by and between Quint Media, Inc., Leone Group, LLC, American Capital Ventures, Inc., Georgia Georgopoulos, Catherine Cozias and Trels Investments, Ltd.

16.1	Letter of Malone Bailey, LLP dated March 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINT MEDIA, INC.

Date: March 16, 2015	By:	/s/ Constantin Dietrich
Constantin Dietrich, Chief Executive Officer